Exhibit 8
May 28, 2010
Welsh Property Trust, Inc.
4350 Baker Road, Suite 400
Minnetonka, MN 55343

Re:	Certain Federal Income Tax Matters
Ladies and Gentlemen:
     You have requested our opinion concerning certain Federal income tax considerations in connection with the offering (the “Offering”) of shares of common stock, $.01 par value per share (the “Common Stock”), by Welsh Property Trust, Inc., a Maryland corporation (“Welsh”), pursuant to a registration statement on Form S-11 (No. 333-165174) filed with the Securities and Exchange Commission (the “Commission”), as amended through the date hereof (the “Registration Statement”). We have acted as tax counsel to Welsh in connection with the Offering, and we have participated in the preparation of the Registration Statement.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of Welsh (the “Officers’ Certificate”) relating to, among other things, the proposed operations of Welsh and the entities in which it holds, a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, we have not independently verified all of the facts, representations and covenants set forth in the Officers’ Certificate, the Registration Statement, or in any other document. We have, consequently, assumed and relied on your representation that the information presented in the Officers’ Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to the Offering and our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.
     In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the
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Welsh Property Trust, Inc.
May 28, 2010

authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.
     Our opinion is also based on the correctness of the following assumptions: (i) Welsh will elect to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), with the filing of its 2010 tax return, (ii) Welsh and each of the entities comprising the Company will be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed to the extent such laws relate to the organization or operation of such entities, and (iv) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms. As of the date hereof, we are not aware of any facts inconsistent with the statements in the organizational documents of Welsh or any of the entities comprising the Company, the Registration Statement and the Officers Certificate.
     In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.
     Based on the foregoing, we are of the opinion that:
     1. Commencing with Welsh’s tax year ending on December 31, 2010, Welsh will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation, as described in the Registration Statement and the Officer’s Certificate, will enable it to meet the requirements for qualification and taxation as a REIT under the Code. As noted in the Registration Statement, Welsh’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of

Welsh Property Trust, Inc.
May 28, 2010

which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Welsh’s operation for any one tax year will satisfy the requirements for taxation as a REIT under the Code.
     2. Although the discussion set forth in the Registration Statement under the heading “Federal Income Tax Considerations” does not purport to discuss all possible United States Federal income tax consequences relating to Welsh’s status as a REIT or of the ownership and disposition of Common Stock of Welsh, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences relating to Welsh’s status as a REIT and of the ownership and disposition of Common Stock of Welsh, subject to the qualifications set forth therein.
     We express no opinion on any issue relating to Welsh or any investment therein, other than as expressly stated above.
     This opinion has been prepared at the request of the Company in connection with the Offering. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Briggs and Morgan, P.A. under the captions “Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours, Briggs and Morgan, P.A.
/s/ Briggs and Morgan, P.A.